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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 1998 Director Option Plan of PCTEL, Inc., of our report dated February 10, 2003, except as to note 16, which is as of March 21, 2003, relating to the financial statements and financial statement schedule of PCTEL, Inc., which appears in PCTEL's Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

Chicago, Illinois
July 8, 2003